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Exhibit 10.41

        [Silicon Valley Bank Logo]

Silicon Valley Bank

3003 Tasman Drive
Santa Clara, Ca. 95054
(408) 654-1000—Fax (408) 980-6410

ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT

        This ACCOUNTS RECEIVABLE PURCHASE MODEFICATION AGREEMENT is entered into as of December 16, 2002, by and between AML COMMUNICATIONS, INC. (the "Seller") and SILICON VALLEY BANK ("Buyer").

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, an Accounts Receivable Purchase Agreement, dated November 20, 2001 by and between Seller and Buyer, as may be amended from time to time, (the "Accounts Receivable Purchase Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts receivable Purchase Agreement.

Hereinafter, all indebtedness owing by Seller to Buyer shall be referenced to as the "Indebtedness".

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Purchase Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents".

2.    DESCRIPTION OF CHANGE IN TERMS.

        A.    Modification(s) to Accounts Receivable Purchase Agreement:

    1.
    The following defined term as set forth in Section 1 entitled "Definitions: is hereby incorporated as follows:

      "Early Termination Fee" shall have the meaning set forth in Section 3.7.

    2.
    Section 3.7 entitled "Early Termination Fee" is hereby incorporated to read as follows:

      3.7    Early Termination Fee. A fully earned, non-refundable early termination fee of $25,000 is due upon voluntary full payment of the Obligations and termination of the Accounts Receivable Purchase Agreement prior to December 15, 2003 unless the Obligations are paid in full from an initial advance from a loan agreement with Silicon Valley Bank.

3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.    PAYMENT OF FACILITY FEE. Seller shall pay Buyer a fee in the amount of Seven Thousand Five Hundred Dollars ($7,500.00)("Facility Fee") plus all out-of-pocket expenses.

5.    NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defense against the obligations to pay any amounts under the Indebtedness.

6.    CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Indebtedness, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Purchase Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Purchase Modification Agreement in no way shall obligate Buyer to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Purchase Modification

Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No Maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Purchase Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Purchase Modification Agreement, but also to any subsequent Accounts Receivable Purchase modification agreements.

7.    CONDITIONS. The effectiveness of this Accounts Receivable Purchase Modification Agreement is conditioned upon payment of the Facility Fee.

8.    COUNTERSIGNATURE. This Accounts Receivable Purchase Modification Agreement shall become effective only when executed by Seller and Buyer.

SELLER:
AML COMMUNICATIONS INC.		SILICON VALLEY BANK
BY:	/s/ DAVID A. SWOISH	BY:	/s/ BRETT MAVER
Name:	David A. Swoish	Name:	Brett Maver
Title:	Director of Finance	Title:	Vice President & Team Leader

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  Exhibit 10.41
Silicon Valley Bank 3003 Tasman Drive Santa Clara, Ca. 95054 (408) 654-1000—Fax (408) 980-6410 ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT